Exhibit 99.1

Press Release
www.shire.com

Director/PDMR Share Dealings

November 3, 2014 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that today the following Persons Discharging Managerial Responsibility (“PDMRs”) acquired American Depositary Shares (“ADSs”) in the Company under the Shire Employee Stock Purchase Plan:

PDMR	Exercise price per ADS	Number of ADSs
Flemming Ornskov	$113.94	109
Mark Enyedy	$113.94	109
Philip Vickers	$113.94	109

One ADS is equal to three Ordinary Shares of 5 pence each.

This notification is to satisfy the Company’s obligations under 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary
For further information please contact:

Investor Relations
Jeff Poulton	jpoulton@shire.com	+1 781 482 0945
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX